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                                                                      EXHIBIT 11

                                    MEDITRUST
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              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                   (000 omitted except for per share amounts)

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                                                            Quarter ended
                                                               March 31,
                                                            1997      1996
                                                           -------   -------
PRIMARY
Weighted average shares                                     61,442    55,153
Dilutive effect of:
Stock options                                                  221       172
                                                           -------   -------
Weighted average number of shares and
   equivalent shares outstanding                            61,663    55,325
                                                           =======   =======

Net income                                                 $41,053   $35,533
                                                           =======   =======

Per Share:
Net income (A)                                             $  0.67   $  0.64
                                                           =======   =======

(A)  This calculation is submitted in accordance with Regulation
S-K item 601(b) (11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.



FULLY DILUTED
Weighted average shares                                     61,442    55,153
Assumed conversion of debentures                             8,132     8,680
Dilutive effect of:
  Stock options                                                221       172
                                                           -------   -------
Weighted average shares
  and equivalent shares outstanding                         69,795    64,005
                                                           =======   =======

Net income                                                 $41,053   $35,533
Interest and debt amortization on
  assumed conversion of debentures                           5,633     6,060
                                                           -------   -------

Adjusted net income for fully diluted calculation          $46,686   $41,593
                                                           =======   =======

Per Share:
Net income (B)                                             $  0.67   $  0.65
                                                           =======   =======


(B)  This calculation is submitted in accordance with Regulation
     S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces anti-dilutive results.

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